Exhibit 6.4

FUTURE LABS VI , INC.

STOCK INCENTIVE PLAN

STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (this “Option Agreement”) dated ________________ by and between Future Labs VI, Inc., a Delaware corporation (the “Corporation”), and Massimo De Marco (the “Participant”) evidences the stock option (the “Option”) granted by the Corporation to the Participant as to the number of shares of the Corporation’s Common Stock, par value $0.0001 per share, first set forth below.

Number of Shares of Common Stock:[1] 164,835	Award Date: April 1, 2020

Exercise Price per Share:[1]	$____0.50___.	Expiration Date:[1,2] April 1, 2030

Vesting Commencement Date:	April 1, 2020

Type of Option (check one):	Nonqualified Stock Option	☒

Incentive Stock Option	☐

Vesting1,2 The Option shall become vested as to 25% of the total number of shares of Common Stock subject to the Option on the first anniversary of the Vesting Commencement Date. The remaining 75% of the total number of shares of Common Stock subject to the Option shall vest in 36 substantially equal monthly installments, with the first installment vesting on the last day of the month following the month in which the first anniversary of the Vesting Commencement Date occurs and an additional installment vesting on the last day of each of the 35 months thereafter; provided, however, that if a Change in Control Event occurs, the Option, to the extent then outstanding and unvested, shall accelerate and be fully vested as of (or immediately prior to) the closing of the Change in Control Event.

The Option is granted under the Future Labs VI, Inc. Stock Incentive Plan (the “Plan”) and subject to the Terms and Conditions of Stock Option (the “Terms”) attached to this Option Agreement (incorporated herein by this reference) and to the Plan. The Option has been granted to the Participant in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Participant. Capitalized terms are defined in the Plan if not defined herein. The parties agree to the terms of the Option set forth herein. The Participant acknowledges receipt of a copy of the Terms, the Plan and the Stock Option Questions & Answers for the Plan, specifically acknowledges and agrees to Section 14 of the Terms, and agrees to maintain in confidence all information provided to him/her in connection with the Option.

“PARTICIPANT”	FUTURE LABS VI, INC.,
a Delaware corporation

Signature	By:

Its:
Print Name

Address

City, State, Zip Code

1 Subject to adjustment under Section 7.3.1 of the Plan.

2 Subject to early termination under Section 5.6 or 7.3 of the Plan.

CONSENT OF SPOUSE

In consideration of the Corporation’s execution of this Option Agreement, the undersigned spouse of the Participant agrees to be bound by all of the terms and provisions hereof and of the Plan.

________________________________
Signature of Spouse	Date

2

TERMS AND CONDITIONS OF STOCK OPTION

1.	Vesting; Limits on Exercise.

The Option shall vest and become exercisable in percentage installments of the aggregate number of shares subject to the Option as set forth on the cover page of this Option Agreement. The Option may be exercised only to the extent the Option is vested and exercisable.

•	Cumulative Exercisability. To the extent that the Option is vested and exercisable, the Participant has the right to exercise the Option (to the extent not previously exercised), and such right shall continue, until the expiration or earlier termination of the Option.

•	No Fractional Shares. Fractional share interests shall be disregarded, but may be cumulated.

•	Minimum Exercise. No fewer than 100 shares of Common Stock (subject to adjustment under Section 7.3.1 of the Plan) may be purchased at any one time, unless the number purchased is the total number at the time exercisable under the Option.

•	ISO Value Limit. If the Option is designated as an Incentive Stock Option (an “ISO”), as indicated on the cover page of this Option Agreement, and if the aggregate fair market value of the shares with respect to which ISOs (whether granted under the Option or otherwise) first become exercisable by the Participant in any calendar year exceeds $100,000, as measured on the applicable Award Dates, the limitations of Section 5.5.1 of the Plan shall apply and to such extent the Option will be rendered a Nonqualified Stock Option.

2.	Continuance of Employment/Service Required; No Employment/Service Commitment.

The vesting schedule requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Option and the rights and benefits under this Option Agreement. Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 4 below or under the Plan.

Nothing contained in this Option Agreement or the Plan constitutes a continued employment or service commitment by the Corporation or any of its Affiliates, affects the Participant’s status, if he or she is an employee, as an employee at will who is subject to termination without cause, confers upon the Participant any right to remain employed by or in service to the Corporation or any Affiliate, interferes in any way with the right of the Corporation or any Affiliate at any time to terminate such employment or service, or affects the right of the Corporation or any Affiliate to increase or decrease the Participant’s other compensation. Nothing in this paragraph, however, is intended to adversely affect any independent contractual right of the Participant without his/her consent thereto.

3.	Method of Exercise of Option.

The Option shall be exercisable by the delivery to the Secretary of the Corporation (or such other person as the Administrator may require pursuant to such administrative exercise procedures as the Administrator may implement from time to time) of:

•	an executed Exercise Agreement (stating the number of shares of Common Stock to be purchased pursuant to the Option) in substantially the form attached hereto as Exhibit A or such other form as the Administrator may require from time to time (the “Exercise Agreement”);

•	payment in full for the Exercise Price of the shares to be purchased, in cash or by electronic funds transfer to the Corporation, or by certified or cashier’s check payable to the order of the Corporation subject to such specific procedures or directions as the Administrator may establish;

•	any written statements or agreements required pursuant to Section 7.5.1 of the Plan; and

•	satisfaction of the tax withholding provisions of Section 7.6 of the Plan.

The Administrator also may, but is not required to, authorize a non-cash payment alternative by one or more of the following methods (subject in each case to compliance with all applicable laws, rules, regulations and listing requirements and further subject to such rules as the Administrator may adopt as to any such payment method):

•	shares of Common Stock already owned by the Participant, valued at their Fair Market Value on the exercise date; and/or

•	a reduction in the number of shares of Common Stock otherwise deliverable to the Participant pursuant to the exercise of the Option (based on the Fair Market Value of such shares on the exercise date); and/or

•	if the Common Stock is then registered under the Exchange Act and listed or quoted on a recognized national securities exchange, irrevocable instructions to a broker to, upon exercise of the Option, promptly sell a sufficient number of shares of Common Stock acquired upon exercise of the Option and deliver to the Corporation the amount necessary to pay the Exercise Price (and, if applicable, the amount of any related tax withholding obligations); and/or

•	a note meeting the requirements of Section 5.3.3 of the Plan (or, in the case of tax loans, Section 7.6 of the Plan).

An Option will qualify as an ISO only if it meets all of the applicable requirements of the Code. If the Option is designated as an ISO, the Option may be rendered a Nonqualified Stock Option if the Administrator permits the use of one or more of the non-cash payment alternatives referenced above.

4.	Early Termination of Option.

The Option, to the extent not previously exercised, and all other rights in respect thereof, whether vested and exercisable or not, shall terminate and become null and void prior to the Expiration Date in the event of:

•	the termination of the Participant’s employment or services as provided in Section 5.6 of the Plan, or

•	the termination of the Option pursuant to Section 7.3 of the Plan.

Notwithstanding any post-termination exercise period provided for herein or in the Plan, an Option will qualify as an ISO only if it is exercised within the applicable exercise periods for ISOs under, and meets all of the other requirements of, the Code. If the Option is designated as an ISO and is not exercised within the applicable exercise periods for ISOs or does not meet such other requirements, the Option will be rendered a Nonqualified Stock Option.

5.	Non-Transferability of Option and Shares Acquired on Exercise of Option or any Prior Option Grants.

The Option and any other rights of the Participant under this Option Agreement or the Plan are nontransferable and exercisable only by the Participant, except as set forth in Section 7.2 of the Plan. Notwithstanding any other provision herein, in the Plan, in the Exercise Agreement or in any option agreement or exercise agreement pursuant to which Participant previously received an option or acquired shares of Common Stock, the Participant hereby acknowledges and agrees that any shares of Common Stock acquired upon exercise of the Option, as well as any shares of Common Stock that may be acquired upon exercise of any option granted to the Participant prior to the Award Date that is outstanding on the Award Date, may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner, including any short position, any “put equivalent position” (as defined in Rule 16a-1(h) promulgated under the Exchange Act), or any “call equivalent position” (as defined in Rule 16a-1(b) promulgated under the Exchange Act); provided that such transfer limitations shall not apply to any of the following: (a) transfers by will or by the laws of descent or distribution, or (b) subject to advance approval by the Administrator in its sole discretion, transfers pursuant to domestic relations orders or made for estate or tax planning purposes to one or more “family members,” as such term is defined under Rule 701 of the Securities Act, or (c) transfers to the Corporation, or (d) such other transfers that may be approved in advance by the Administrator in its sole discretion consistent with Rule 12h-1(f) promulgated under the Exchange Act, or (e) subject to Section 7 below, from and after the Public Offering Date. The preceding sentence does not limit any other restriction that may be imposed on any such shares of Common Stock (whether under any other provision of this Option Agreement, the Plan, the Exercise Agreement, any other applicable option agreement or exercise agreement, or otherwise). Any shares of Common Stock acquired on exercise of the Option are also subject to call, rights of first refusal, and other rights in favor of the Corporation as set forth herein and in the Exercise Agreement.

6.       Securities Law Compliance.

The Participant acknowledges that the Option and the shares of Common Stock are not being registered under the Securities Act, based, in part, in reliance upon an exemption from registration under Securities and Exchange Commission Rule 701 promulgated under the Securities Act, and a comparable exemption from qualification under applicable state securities laws, as each may be amended from time to time. The Participant, by executing this Option Agreement, hereby makes the following representations to the Corporation and acknowledges that the Corporation’s reliance on federal and state securities law exemptions from registration and qualification is predicated, in substantial part, upon the accuracy of these representations:

•	The Participant is acquiring the Option and, if and when he/she exercises the Option, will acquire the shares of Common Stock solely for the Participant’s own account, for investment purposes only, and not with a view to or an intent to sell, or to offer for resale in connection with any unregistered distribution, all or any portion of the shares within the meaning of the Securities Act and/or any applicable state securities laws.

•	The Participant has had an opportunity to ask questions and receive answers from the Corporation regarding the terms and conditions of the Option and the restrictions imposed on any shares of Common Stock purchased upon exercise of the Option. The Participant has been furnished with, and/or has access to, such information as he or she considers necessary or appropriate for deciding whether to exercise the Option and purchase shares of Common Stock. However, in evaluating the merits and risks of an investment in the Common Stock, the Participant has and will rely upon the advice of his/her own legal counsel, tax advisors, and/or investment advisors.

•	The Participant is aware that the Option may be of no practical value, that any value it may have depends on its vesting and exercisability as well as an increase in the Fair Market Value of the underlying shares of Common Stock to an amount in excess of the Exercise Price, and that any investment in common shares of a closely held corporation such as the Corporation is non-marketable, non-transferable and could require capital to be invested for an indefinite period of time, possibly without return, and at substantial risk of loss.

•	The Participant understands that any shares of Common Stock acquired on exercise of the Option will be characterized as “restricted securities” under the federal securities laws, and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances, including in accordance with the conditions of Rule 144 promulgated under the Securities Act, as presently in effect, with which the Participant is familiar.

•	The Participant has read and understands the restrictions and limitations set forth in the Plan, this Option Agreement (including these Terms), and the Exercise Agreement, which are imposed on the Option and any shares of Common Stock which may be acquired upon exercise of the Option.

•	At no time was an oral representation made to the Participant relating to the Option or the purchase of shares of Common Stock and the Participant was not presented with or solicited by any promotional meeting or material relating to the Option or the Common Stock.

7.       Lock-Up Agreement.

Neither the Participant (nor any permitted transferee) may, directly or indirectly, offer, sell or transfer or dispose of any of the shares of Common Stock acquired upon exercise of the Option (the “Shares”) or any interest therein (or agree to do any thereof) (collectively, a “Transfer”) during the period commencing when the Participant has been notified by the Corporation that such restrictions will apply (which period may commence as early as 90 days prior to the planned filing or submission of a registration statement covering any public offering of the Corporation’s securities) and ending as late as 180 days after the date of the final prospectus relating to any public offering of the Corporation’s securities (or such other period as may be requested by the Corporation or an underwriter to accommodate regulatory restrictions). (The term “Participant” includes, where the context so requires, any permitted direct or indirect transferee of the Participant.) The Participant shall agree and consent to the entry of stop transfer instructions with the Corporation’s transfer agent against the Transfer of the Corporation’s securities beneficially owned by the Participant and shall confirm the limitations hereunder and under the Exercise Agreement by agreement with and for the benefit of the relevant underwriters by a lock-up agreement or other agreement in customary form. Notwithstanding anything else herein to the contrary, this Section 7 shall not be construed so as to prohibit the Participant from participating in a registration or a public offering of the Common Stock with respect to any shares which he or she may hold at that time, provided, however, that such participation shall be at the sole discretion of the Board.

8.       Limited Call Right; Mandatory Sale.

8.1       Corporation’s Call Right. The Corporation shall have the right (but not the obligation), subject to the terms and conditions of this Section 8, to repurchase in one or more transactions, and the Participant (or any permitted transferee) shall be obligated to sell any of the Shares acquired upon exercise of the Option at the Repurchase Price (as defined below) (the “Call Right”). To exercise the Call Right, the Corporation must give written notice thereof to the Participant (the “Call Notice”) during the Call Period determined under Section 8.4. The Call Notice is irrevocable by the Corporation and must (a) be in writing and signed by an authorized officer of the Corporation, (b) set forth the Corporation’s intent to exercise the Call Right and contain the total number of Shares to be sold to the Corporation pursuant to the Call Right, and (c) be mailed or delivered in accordance with Section 11.

8.2       Repurchase Price. The price per Share to be paid by the Corporation upon settlement of the Corporation’s Call Right (the “Repurchase Price”) shall equal the Fair Market Value of a Share determined as of the date of the Call Notice; provided, however, that if the Participant’s employment or service is terminated by the Corporation or one of its Affiliates for Cause (or at a time when circumstances existed that would have constituted Cause for the Corporation or one of its Affiliates to terminate the Participant’s employment or service), the Repurchase Price shall equal the lesser of (i) the Fair Market Value of a Share determined as of the date of the Call Notice and (ii) the Exercise Price per Share.

8.3       Closing. The closing of any repurchase under this Section 8 shall be at a date to be specified by the Corporation, such date to be no later than 30 days after the date of the Call Notice. The purchase price shall be paid at the closing in the form of a check or by cancellation of money purchase indebtedness against surrender by the Participant of a stock certificate evidencing the Shares with duly endorsed stock powers. No adjustments (other than pursuant to Section 7.3.1 of the Plan) shall be made to the purchase price for fluctuations in the fair market value of the Common Stock after the date of the Call Notice.

8.4       Call Period; Termination of Call Right. The “Call Period” is the period of time during which the Call Notice must be delivered to the Participant in the event the Corporation wants to exercise its Call Right. The Call Period as to any particular Shares acquired upon exercise of the Option shall commence on the later of:

(a)	the Participant’s Severance Date (determined in accordance with the Plan); or

(b)	the date that is six months and one day after the Participant acquired the Shares from the Corporation upon exercise of the Option.

The Call Period as to any particular Shares acquired upon exercise of the Option shall terminate on the first to occur of:

(x)	twelve (12) months after the later of (i) the Participant’s Severance Date or (ii) the date that the Participant acquired the Shares from the Corporation upon exercise of the Option; or

(y)	the Public Offering Date.

8.5       Assignment. Notwithstanding anything to the contrary, the Corporation may assign any or all of its rights under this Section 8 to one or more stockholders of the Corporation.

9.       Right of First Refusal.

If for any reason the restriction on transfer of the Shares set forth in Section 5 above is not enforceable or otherwise does not apply at the relevant time, the Corporation shall have a right of first refusal, as set forth below, to purchase the Shares acquired upon exercise of the Option before the Shares (or any interest in them) can be validly transferred to any other person or entity.

9.1       Notice of Intent to Sell. Before there can be a valid sale or transfer of any Shares (or any interest in them) by any holder thereof, the holder shall first give notice in writing to the Corporation, mailed or delivered in accordance with the provisions of Section 11, of his or her intention to sell or transfer such Shares (the “Option Notice”).

The Option Notice shall specify the identity of the proposed transferee, the number of Shares to be sold or transferred to the transferee, the price per Share and the terms upon which such holder intends to make such sale or transfer. If the payment terms for the Shares described in the Option Notice differ from delivery of cash or a check at closing, the Corporation shall have the option, as set forth herein, of purchasing the Shares for cash (or a cash equivalent) at closing in an amount which the Corporation determines is a fair value equivalent of that payment. The determination of a fair value equivalent shall be made in the Corporation’s best judgment and such determination shall be mailed or delivered to the selling or transferring stockholder (the “Corporation’s Notice”) within ten (10) days of its receipt of the Option Notice. Should the selling or transferring stockholder disagree with the Corporation’s determination of a fair value equivalent, he or she shall have the right (the “Retraction Right”) to retract the proposed sale or transfer to a third party and the offer of Shares to the Corporation pursuant to the Option Notice (such retraction to be made in writing and mailed or delivered in accordance with the provisions of Section 11). If the stockholder again proposes to sell or transfer the Shares, the stockholder shall again offer such Shares to the Corporation pursuant to the terms of this Section 9 prior to any sale or transfer.

9.2       Option to Purchase. Subject to the selling stockholder’s Retraction Right, during the 60-day period commencing upon receipt of the Option Notice by the Corporation (the “Option Period”), the Corporation shall have an option to purchase any or all of the Shares specified in the Option Notice at the price offered therein (the “Right of First Refusal”).

9.3       Purchase of Shares. Not more than thirty (30) days after receipt of the Option Notice, the Corporation shall give written notice to the stockholder desiring to sell or transfer Shares of the number of such Shares to be purchased (or, if no Shares are to be purchased, stating such fact) by the Corporation pursuant to the terms of this Section 9 (the “Purchase Notice”). Purchases pursuant to this Section 9 shall be consummated within thirty (30) days after delivery of the Purchase Notice to the selling stockholder, but in no event later than the expiration of the Option Period. The purchase price shall be paid at the closing in cash, by check, by cancellation of money purchase indebtedness, or, if the payment terms set forth in the Option Notice differ from payment in cash or by check at closing, in accordance with the payment terms set forth in the Option Notice (or payment of the amount set forth in the Corporation’s Notice in cash, by cancellation of money purchase indebtedness, or by check). The purchase price shall be paid against surrender by the selling stockholder of a stock certificate evidencing the number of Shares specified in the Option Notice, with duly endorsed stock powers.

9.4       Ability to Sell Unpurchased Shares. Unless all of the Shares referred to in the Option Notice are to be purchased as indicated in the Purchase Notice, the stockholder desiring to sell or transfer may dispose of any Shares referred to in the Option Notice that are not to be purchased by the Corporation to the person or persons specified in the Option Notice during a period of twenty (20) days commencing upon his or her receipt of the Purchase Notice; provided, however, that he or she shall not sell or transfer such Shares (a) at a lower price or on terms more favorable to the purchaser or transferee than those specified in the Option Notice, or (b) to a person other than the person or persons specified in the Option Notice; and provided further that such transfer is consistent with the other provisions and limitations of the Plan, this Option Agreement (including these Terms), and the Exercise Agreement. If the transfer is not consummated within such twenty (20) day period, the stockholder shall again offer such Shares to the Corporation pursuant to the terms of this Section 9 prior to any sale or transfer to the same or any other person.

9.5       Assignment. Notwithstanding anything to the contrary, the Corporation may assign any or all of its rights under this Section 9 to one or more stockholders of the Corporation.

9.6       Termination of Right of First Refusal. The Corporation’s Right of First Refusal shall terminate to the extent that it is not exercised prior to the Public Offering Date.

10.       No Stockholder Rights Following Exercise of a Call or Repurchase.

If the Participant (or any permitted transferee) holds Shares as to which the Call Right or the Right of First Refusal has been exercised (in connection with the termination of the Participant’s employment or otherwise), the Participant shall be entitled to payment in accordance with the provisions of Section 8 or 9, as applicable, but (unless otherwise required by law) shall no longer be entitled to participation in the Corporation or other rights as a stockholder with respect to the shares subject to the call or repurchase. To the maximum extent permitted by law, the Participant’s rights following the exercise of the Call Right or Right of First Refusal shall, with respect to the call or repurchase and the Shares covered thereby, be solely the rights that he or she has as a general creditor of the Corporation to receive payment of the amount specified in Section 8 or 9, as applicable.

11.       Notices.

Any notice to be given under the terms of this Option Agreement or the Exercise Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Participant at the address reflected or last reflected on the Corporation’s payroll records. Any notice shall be delivered in person or shall be enclosed in a properly sealed envelope, addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government. Any such notice shall be given only when received, but if the Participant is no longer an Eligible Person, shall be deemed to have been duly given five business days after the date mailed in accordance with the foregoing provisions of this Section 11.

12.       Plan.

The Option and all rights of the Participant under this Option Agreement are subject to the terms and conditions of the Plan, incorporated herein by this reference. The Participant agrees to be bound by the terms of the Plan and this Option Agreement (including these Terms). The Participant acknowledges having read and understood the Plan, the Stock Option Questions & Answers for the Plan, and this Option Agreement. Unless otherwise expressly provided in other sections of this Option Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not and shall not be deemed to create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.

13.       Entire Agreement.

This Option Agreement (including these Terms and together with the form of Exercise Agreement attached hereto) and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan, this Option Agreement and the Exercise Agreement may be amended pursuant to Section 7.7 of the Plan. Such amendment must be in writing and signed by the Corporation. The Corporation may, however, unilaterally waive any provision hereof or of the Exercise Agreement in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

14.       Satisfaction of All Rights to Equity.

The Option is in complete satisfaction of any and all rights that the Participant may have (under an employment, consulting, or other written or oral agreement with the Corporation or any of its Affiliates, or otherwise) to receive (1) stock options or stock awards with respect to the securities of the Corporation or any of its Affiliates, and/or (2) any other equity or derivative security in or with respect to the Corporation or any of its Affiliates. This Option Agreement supersedes the terms of all prior understandings and agreements, written or oral, of the parties with respect to such matters. The Participant shall have no further rights or benefits under any prior agreement conveying any right with respect to any security or derivative security in or with respect to the Corporation or any of its Affiliates. The foregoing notwithstanding, this Section 14 shall not adversely affect the Participant’s rights under any prior stock option or stock award agreement under the Plan (provided such agreement is expressly labeled as a stock option or stock award agreement under the Plan and is similar in form to this Option Agreement) which has been signed by an authorized officer of the Corporation.

15.       Governing Law; Limited Rights; Severability.

15.1        Delaware Law; Construction. This Option Agreement and the Exercise Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder. The terms of the Option grant have resulted from the negotiations of the parties and each of the parties has had an opportunity to obtain and consult with its own counsel. The language of all parts of the Plan, this Option Agreement (including these Terms) and the Exercise Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against either of the parties.

15.2        Limited Rights. The Participant has no rights as a stockholder of the Corporation with respect to the Option as set forth in Section 7.8 of the Plan. The Option does not place any limit on the corporate authority of the Corporation as set forth in Section 7.15 of the Plan.

15.3        Arbitration. Any controversy arising out of or relating to this Option Agreement (including these Terms), the Plan, and/or the Exercise Agreement, their enforcement or interpretation, or because of an alleged breach, default, or misrepresentation in connection with any of their provisions, or any other controversy arising out of or related to the Option, including, but not limited to, any state or federal statutory claims, shall be submitted to arbitration in Orange County, California, before a sole arbitrator selected from Judicial Arbitration and Mediation Services, Inc., Irvine, California, or its successor (“JAMS”), or if JAMS is no longer able to supply the arbitrator, such arbitrator shall be selected from the American Arbitration Association, and shall be conducted in accordance with the provisions of California Code of Civil Procedure §§ 1280 et seq. as the exclusive forum for the resolution of such dispute; provided, however, that provisional injunctive relief may, but need not, be sought by either party to this Option Agreement in a court of law while arbitration proceedings are pending, and any provisional injunctive relief granted by such court shall remain effective until the matter is finally determined by the arbitrator. Final resolution of any dispute through arbitration may include any remedy or relief which the arbitrator deems just and equitable, including any and all remedies provided by applicable state or federal statutes. At the conclusion of the arbitration, the arbitrator shall issue a written decision that sets forth the essential findings and conclusions upon which the arbitrator’s award or decision is based. Any award or relief granted by the arbitrator hereunder shall be final and binding on the parties hereto and may be enforced by any court of competent jurisdiction. The parties acknowledge and agree that they are hereby waiving any rights to trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other in connection with any matter whatsoever arising out of or in any way connected with any of the matters referenced in the first sentence above. The parties agree that the Corporation shall be responsible for payment of the forum costs of any arbitration hereunder, including the arbitrator’s fee. The parties further agree that in any proceeding with respect to such matters, each party shall bear its own attorney’s fees and costs (other than forum costs associated with the arbitration) incurred by it or him or her in connection with the resolution of the dispute.

15.4        Severability. If the arbitrator selected in accordance with Section 15.3 or a court of competent jurisdiction determines that any portion of this Option Agreement, the Plan, or the Exercise Agreement is in violation of any statute or public policy, then only the portions of this Option Agreement, the Plan, or the Exercise Agreement, as applicable, which violate such statute or public policy shall be stricken, and all portions of this Option Agreement, the Plan, and the Exercise Agreement which do not violate any statute or public policy shall continue in full force and effect. Furthermore, it is the parties’ intent that any court order striking any portion of this Option Agreement, the Plan, and/or the Exercise Agreement should modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties hereunder.

15.5        Stockholder Approval. Notwithstanding anything else contained herein to the contrary, the Option and all rights of the Participant under this Option Agreement are subject to approval of the Plan by the Corporation’s stockholders (such approval to be obtained in accordance with the terms of the Plan, the Corporation’s Bylaws, and applicable law) within 12 months after the Effective Date of the Plan.

16.       No Advice Regarding Grant.

The Participant is hereby advised to consult with his or her own tax, legal and/or investment advisors with respect to any advice the Participant may determine is needed or appropriate with respect to the Option (including, without limitation, to determine the foreign, state, local, estate and/or gift tax consequences with respect to the Option and any shares that may be acquired upon exercise of the Option). Neither the Corporation nor any of its officers, directors, affiliates or advisors makes any representation (except for the terms and conditions expressly set forth in this Option Agreement) or recommendation with respect to the Option. Except for the withholding rights contemplated by Section 3 above and Section 7.6 of the Plan, the Participant is solely responsible for any and all tax liability that may arise with respect to the Option and any shares that may be acquired upon exercise of the Option.

(Remainder of Page Intentionally Left Blank)

EXHIBIT A

FUTURE LABS VI, INC.

STOCK INCENTIVE PLAN

OPTION EXERCISE AGREEMENT

The undersigned (the “Purchaser”) hereby irrevocably elects to exercise his/her right, evidenced by that certain Stock Option Agreement dated as of ___ _________________ (the “Option Agreement”) under the Future Labs V, Inc. Stock Incentive Plan (the “Plan”), as follows:

•	the Purchaser hereby irrevocably elects to purchase __________________ shares of Common Stock, par value $0.0001 per share (the “Shares”), of Future Labs V, Inc., a Delaware corporation (the “Corporation”), and

•	such purchase shall be at the price of _ per share, for an aggregate amount of $ (subject to applicable withholding taxes pursuant to Section 7.6 of the Plan).

Capitalized terms are defined in the Plan if not defined herein.

1.       Delivery of Share Certificate. The Purchaser requests that a certificate representing the Shares be registered to Purchaser and delivered to: ____________________________________________________________________________________________________.

2.       Investment Representations. The Purchaser acknowledges that the sale of the Shares by the Purchaser is restricted by Securities and Exchange Commission Rules 701(g) and 144. The Purchaser hereby affirms as made as of the date hereof the representations in Section 6 of the “Terms and Conditions of Stock Option” (which are attached to and a part of the Option Agreement, the “Terms”) and such representations are incorporated herein by this reference. The Purchaser represents that he/she has no need for liquidity in this investment, has the ability to bear the economic risk of this investment, and can afford a complete loss of the purchase price for the Shares.

The Purchaser also understands and acknowledges (a) that the certificates representing the Shares will be legended as provided for in Section 7.5.3 of the Plan, and (b) that the Corporation has no obligation to register the Shares or file any registration statement under federal or state securities laws.

3.       Limitation on Disposition and Other Restrictions. The Shares are subject to and the Purchaser hereby agrees to the following terms and conditions of the sale of the Shares to the Purchaser:

•	any transfer of the Shares must comply with the restrictions on transfer set forth in Section 7.2 of the Plan and all applicable laws as set forth in Section 7.5 of the Plan;

•	the Shares are subject to, and following any otherwise permitted transfer of the Shares, the Shares shall remain subject to and the transferee shall be bound by, the transfer restrictions set forth in Section 5 of the Terms, the lock-up provisions set forth in Section 7 of the Terms, the Corporation’s call right and right of first refusal set forth in Sections 8 and 9 of the Terms, the share legend requirements of Section 7.5.3 of the Plan, the foregoing provisions of this Section 3, and the arbitration provisions of Section 15.3 of the Terms; and

1

•	as a condition to any otherwise permitted transfer of the Shares, the Corporation may require the transferee to execute a written agreement, in a form acceptable to the Administrator, that the transferee acknowledges and agrees to the foregoing terms and restrictions imposed on the Shares.

4.       Plan and Option Agreement. The Purchaser acknowledges that all of his/her rights are subject to, and the Purchaser agrees to be bound by, all of the terms and conditions of the Plan and the Option Agreement (including the Terms), both of which are incorporated herein by this reference. If a conflict or inconsistency between the terms and conditions of this Exercise Agreement and of the Plan or the Option Agreement shall arise, the terms and conditions of the Plan and/or the Option Agreement shall govern. The Purchaser acknowledges receipt of a copy of all documents referenced herein (including the Terms and the Stock Option Questions & Answers for the Plan) and acknowledges reading and understanding these documents and having an opportunity to ask any questions that he/she may have had about them. Any controversy or claim arising out of or relating to this Exercise Agreement shall be submitted to arbitration in accordance with Section 15.3 of the Terms, and Delaware law shall apply as provided in Section 15.1 of the Terms.

5.       Entire Agreement. This Exercise Agreement, the Option Agreement (including the Terms), and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan, the Option Agreement and this Exercise Agreement may be amended pursuant to Section 7.7 of the Plan. Such amendment must be in writing and signed by the Corporation. The Corporation may, however, unilaterally waive any provision hereof or of the Option Agreement in writing to the extent such waiver does not adversely affect the interests of the Purchaser hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

6.       Notice of Sale of ISO Shares. If the Shares are being acquired upon exercise of an Option intended to qualify as an Incentive Stock Option, the Purchaser agrees that, upon any sale or other transfer of the Shares within either one year of the date that they are acquired by the Purchaser or two years after the Award Date set forth in the Option Agreement, the Purchaser shall provide the notice required under Section 5.5.3 of the Plan.

2

“PURCHASER”	ACCEPTED BY:
FUTURE LABS VI, INC., a Delaware corporation

Signature
By:
Print Name	Its:

Date	(To be completed by the corporation after the price (including applicable withholding taxes), value (if applicable) and receipt of funds is verified.)

3